Report of Independent Registered Public
Accounting Firm

To the Board of Trustees and Shareholders of iShares Trust

In planning and performing our audits of the financial statements of the funds of iShares Trust, as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the period ended October 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2017









































Appendix A

  iShares Trust

iShares 0-5 Year High Yield Corporate
Bond ETF
iShares 0-5 Year Investment Grade
Corporate Bond ETF
iShares 0-5 Year TIPS Bond ETF
iShares 10+ Year Investment Grade
Corporate Bond ETF
iShares 1-3 Year International Treasury
Bond ETF
iShares 5-10 Year Investment Grade
Corporate Bond ETF
iShares Aaa - A Rated Corporate Bond
ETF
iShares Broad USD High Yield Corporate
Bond ETF
iShares CMBS ETF
iShares Convertible Bond ETF
iShares Core 1-5 Year USD Bond ETF
iShares Core International Aggregate
Bond ETF
iShares Core Total USD Bond Market
ETF
iShares Currency Hedged International
High Yield Bond ETF
iShares Fallen Angels USD Bond ETF
iShares Floating Rate Bond ETF
iShares GNMA Bond ETF
iShares iBonds Dec 2017 Term Corporate
ETF
iShares iBonds Dec 2018 Term
Corporate ETF
iShares iBonds Dec 2019 Term
Corporate ETF
iShares iBonds Dec 2020 Term
Corporate ETF
iShares iBonds Dec 2021 Term
Corporate ETF
iShares iBonds Dec 2021 Term Muni
Bond ETF
iShares iBonds Dec 2022 Term
Corporate ETF
iShares iBonds Dec 2022 Term Muni
Bond ETF
iShares iBonds Dec 2023 Term
Corporate ETF
iShares iBonds Dec 2023 Term Muni
Bond ETF
iShares iBonds Dec 2024 Term
Corporate ETF
iShares iBonds Dec 2025 Term
Corporate ETF
iShares iBonds Dec 2026 Term
Corporate ETF
iShares iBonds Dec 2027 Term
Corporate ETF
iShares iBonds Mar 2018 Term
Corporate ETF
iShares iBonds Mar 2018 Term
Corporate ex-Financials ETF
iShares iBonds Mar 2020 Term
Corporate ETF
iShares iBonds Mar 2020 Term
Corporate ex-Financials ETF
iShares iBonds Mar 2023 Term
Corporate ETF
iShares iBonds Mar 2023 Term
Corporate ex-Financials ETF
iShares iBoxx $ High Yield ex Oil & Gas
Corporate Bond ETF
iShares International Treasury Bond
ETF
iShares J.P. Morgan USD Emerging
Markets Bond ETF
iShares TIPS Bond ETF
iShares Treasury Floating Rate Bond
ETF
iShares U.S. Treasury Bond ETF
iShares Yield Optimized Bond ETF







Information Classification: Limited Access

Information Classification: Limited Access